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                                    EXHIBIT 23.1

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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37476) pertaining to shares of common stock of Winston Resources, Inc. issuable pursuant to its Incentive Program of our report dated March 6, 1997 with respect to the consolidated financial statements included in the annual report on Form 10-KSB of Winston Resources, Inc. for the year ended December 31, 1996.





                                                              ERNST & YOUNG LLP



New York, New York
March 26, 1997



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                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-37476) of Winston Resources, Inc. (the "Company"), with respect to shares of Common Stock of the Company issuable pursuant to its Incentive Program, of our report dated March 11, 1996 on the financial statements for the year ended December 31, 1995 (which report indicates that we did not audit the presentation of pro forma net loss, pro forma net loss per share and informaton relating to the fair value of stock options as presented in Note 9 to the financial statements) included in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1996.

                                    Richard A. Eisner & Comnpany, LLP

New York, New York
Dated: March 28, 1997